UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a−101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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the Securities Exchange Act of 1934

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Northern Lights Fund Trust IV
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A MESSAGE REGARDING USA MUTUALS FUNDS
WE NEED YOUR VOTE.

Dear Valued Shareholder,

Thank you for your continued trust in USA Mutuals. As a reminder, a special shareholder meeting for the USA Mutuals All Seasons Fund and USA Mutuals Vice Fund will be held on May 9, 2025, and your vote is still needed!

PLEASE CAST YOUR VOTE IMMEDIATELY. It only takes a moment, and your response helps us avoid further follow-ups by phone or mail.

Here’s what you’re voting on:
This vote reflects the next step in a transition following Richard Sapio’s passing. Paul Strehle, who has led the Funds as President and Portfolio Manager for years, is now the owner of the advisory firm. There will be no changes to your investment, the Fund's management, or advisory fees.

To view the full proxy statement, visit: vote.proxyonline.com/usamutuals/docs/USAMutualsProxyStatement.pdf or scan the QR code.

HOW DO I VOTE?

Vote by Phone with a Representative: To vote now by phone, call 1-800-967-4617
Representatives are available Monday through Friday, 9 AM to 10 PM ET.

Vote by touch-tone phone: To vote using an automated system, call the toll-free number found on the enclosed proxy card(s).

Vote online: You can vote online by visiting the link on the enclosed proxy card(s) and following the instructions on the website.

Vote by mail: Vote by signing, dating, and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

Your vote is important, and we’ll continue to follow up until we receive it.

With gratitude,

Morgan Sanders, Chief Marketing Officer
USA Mutuals Advisors, Inc.

USA Mutuals All Seasons Fund and
USA Mutuals Vice Fund
225 Pictoria Drive, Suite 450,
Cincinnati, OH 45246